www.genpt.com

News Release

March 23, 2023

FOR IMMEDIATE RELEASE

Genuine Parts Company Provides Strategic Update on Key Initiatives
and Outlines Long-Term Financial Targets

•Reaffirms Full-Year 2023 Financial Outlook
•Provides Three-Year Outlook for Double-Digit EPS CAGR
•2025 EBITDA Margin Target of 10% and Diluted Earnings Per Share of $11.00-$11.50

ATLANTA - Genuine Parts Company (NYSE: GPC) announced that it is hosting its 2023 Investor Day today in Atlanta, Georgia to provide a strategic update on its key growth initiatives and outline its long-term financial targets. Today’s event will begin at 8:00 a.m. ET and will be available through a live webcast and replay at the company's investor relations website.

During today’s event, the company will highlight actions it has taken to streamline its business into a global service-orientated distribution company serving the automotive and industrial aftermarkets. The company will also discuss its key initiatives and strategic investments, which are focused around five foundational pillars: talent and culture; sales effectiveness; technology; supply chain; and emerging technology.

“We are building on our strong momentum and investing in our businesses to create value and unlock the power of One GPC,” said Paul Donahue, Chairman and Chief Executive Officer. “Our rich culture, global scale and strategic execution provide us with unique opportunities for profitable growth and strong cash flow, and we are excited for the future of Genuine Parts Company.”

2023 Outlook

Today, the company reaffirmed its full-year 2023 financial guidance provided February 23, 2023.

Year Ending 12/31/2023
Total sales growth	4% to 6%
Automotive sales growth	4% to 6%
Industrial sales growth	4% to 6%
Diluted earnings per share	$8.80 to $8.95
Adjusted diluted earnings per share	$8.80 to $8.95
Effective tax rate	Approx. 25%
Net cash provided by operating activities	$1.2 billion to $1.4 billion
Free cash flow	$800 million to $1.0 billion

Long-Term Financial Targets

Today, the company provided its 2025 financial outlook as follows:

Year Ending 12/31/2025
Total sales	$26.5 billion to $27.0 billion
Earnings before interest, tax, depreciation and amortization ((“EBITDA”)	$2.65 billion to $2.75 billion
Diluted earnings per share (“EPS”)	$11.00 to $11.50

For the 3-Year Period 1/1/2023 – 12/31/2025
Compounded annual sales growth (“CAGR”)	6.0% to 7.0%
Compounded annual EPS CAGR	10.0% to 11.0%
Cumulative free cash flow	$2.6 billion to $2.8 billion

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted diluted earnings per common share, earnings before interest, tax, depreciation and amortization (“EBITDA”) and free cash flow. The company believes that the presentation of adjusted diluted earnings per common share, EBITDA and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the company's core operations. The company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the company’s core operations. The company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

EBITDA

EBITDA is key metric we use to assess the underlying profitability of our business operations. It is calculated as net income before the effects of certain net expenses that directly arise from our financing decisions (interest), tax strategies (income taxes) and capital investment decisions (depreciation, amortization). We use EBITDA to forecast our performance, evaluate our actual results against our forecasts and compare our results to others in the industries that we serve. EBITDA is also a measure of performance included in our executive incentive compensation plans. This is a metric that is widely used by analysts, investors and competitors in our industry.

Free Cash Flow

Free cash flow is key metric we use to assess how much cash we generate from operations in a period, after funding maintenance and strategic capital expense initiatives. We use Free Cash Flow to determine how effective we are at generating cash to fund other investing and financing priorities, including making strategic mergers and acquisitions, repaying debts, issuing dividends, and buying back shares. We calculate free cash flow as net cash provided by operating activities from continuing operations, less purchases of property, plant and equipment. This is a metric that is widely used by analysts, investors and competitors in our industry.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal. The company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the company serves its global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 58,000 employees. Further information is available at www.genpt.com.

Investor Contact:	Media Contact:
Sid Jones 678.934.5628	Heather Ross 678.934.5220
Senior Vice President - Investor Relations	Vice President - Strategic Communications

Forward Looking Statements

Some statements in this release, as well as in materials the company files with the Securities and Exchange Commission (SEC), release to the public or make available on the company's website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include information about the company’s Investor Day, and the established full-year 2023 and 2025 financial guidance for the company provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

The company cautions that all forward-looking statements involve risks and uncertainties, and while the company believes that its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and geopolitical conflicts such as the conflict between Russia and Ukraine; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; public health emergencies such as the COVID-19 pandemic, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, our suppliers and customers; changes in tax policies; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in the company's Annual Report on Form 10-K for 2022 and from time to time in the company's subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.